UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017

PB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37676	47-5150586
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of Principal Executive Offices)	(Zip Code)

(860) 928-6501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of the stockholders of the Company was held on November 3, 2017.

(b)	The matters considered and voted on by the stockholders at the annual meeting and the votes of the stockholders were as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

	Shares Voted	Votes	Broker
	For	Withheld	Non-Vote
Robert J. Halloran, Jr.	3,858,858	37,755	1,940,027
Jitendra K. Sinha	3,861,596	35,017	1,940,027

2.	The appointment of Wolf & Company, P.C. as independent registered public accounting firm for the fiscal year ending June 30, 2018 was ratified by the stockholders by the following vote:

Shares Voted	Shares Voted
For	Against	Abstentions
5,565,277	229,609	41,754

There were no non-broker votes on the proposal.

3.	An advisory, non-binding resolution to approve the executive compensation:

Shares Voted	Shares Voted		Broker
For	Against	Abstentions	Non-Vote
3,711,435	120,968	64,210	1,940,027

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANCORP, INC.

Dated: November 6, 2017	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Executive Vice-President and Chief Financial Officer